Exhibit 4.1

AMENDMENT NO. 1 TO RIGHTS AGREEMENT

This Amendment No. 1 to the Rights Agreement (as defined below) (this “Amendment”), dated and effective as of June 23, 2017 (the “Effective Time”), is by and between Hanger, Inc., a Delaware corporation (the “Company”), and Computershare Inc., a Delaware corporation (the “Rights Agent”).

RECITALS:

WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement, dated as of February 28, 2016 (the “Rights Agreement”);

WHEREAS, pursuant to Section 27 of the Rights Agreement, under circumstances as set forth therein, the Company may supplement or amend any provision of the Rights Agreement;

WHEREAS, the Company has delivered to the Rights Agent a certificate from an appropriate officer of the Company stating that this Amendment is in compliance with the terms of Section 27 of the Rights Agreement; and

WHEREAS, the Board of Directors of the Company has determined that it is desirable and in the best interests of the Company and its stockholders to amend the Rights Agreement in the manner as set forth below.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                                      Amendment of Section 7(a) of the Rights Agreement.  Section 7(a) of the Rights Agreement is hereby amended to read in its entirety as follows as of the Effective Time:

“(a)                           The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office(s) of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-thousandth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on December 31, 2018 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 (the “Redemption Date”), or (iii) the time at which such Rights are exchanged as provided in Section 24.”

2.                                      Amendment of Exhibits B and C to the Rights Agreement.  Exhibit B and Exhibit C to the Rights Agreement are hereby amended and restated in their entirety and are attached to this Amendment as Exhibit A and Exhibit B, respectively.

3.                                      No Further Amendment.  Except as specifically supplemented and/or amended, changed or modified in Section 1 and Section 2 of this Amendment, the Rights Agreement shall be unaffected by this Amendment and shall remain in full force and effect.

4.                                      Governing Law.  This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

5.                                      Counterparts.  This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

6.                                      Descriptive Headings.  Descriptive headings of the Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Amendment.

2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered, all as of the Effective Time.

HANGER, INC.			COMPUTERSHARE INC., as Rights Agent

By:	/s/ Thomas E. Hartman		By:	/s/ Patrick Hayes

	Name:	Thomas E. Hartman		Name:	Patrick Hayes

	Title:	Senior Vice President, Secretary and General Counsel		Title:	Vice President & Manager

[Signature Page to Amendment No. 1 to the Rights Agreement]

Exhibit A to Amendment

Exhibit B

Form of Right Certificate

Certificate No. R-	Rights

NOT EXERCISABLE AFTER DECEMBER 31, 2018 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE AGREEMENT.

Right Certificate

HANGER, INC.

This certifies that                      , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Agreement, dated as of February 28, 2016 and as amended as of June 23, 2017 (the “Agreement”), between Hanger, Inc., a Delaware corporation (the “Company”), and Computershare Inc., a Delaware corporation (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Agreement) and prior to 5:00 P.M., New York, New York time, on December 31, 2018 at the office or offices of the Rights Agent designated for such purpose, or at the office(s) of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Shares”), of the Company, at a purchase price of $65.00 per one one-thousandth of a Preferred Share (the “Purchase Price”), upon the presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a Preferred Share which may be purchased upon the exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of February 26, 2016, based on the Preferred Shares as constituted at such date. As provided in the Agreement, the Purchase Price and the number of one one-thousandths of a Preferred Share, which may be purchased upon the exercise of the Rights evidenced by this Right Certificate, are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Agreement, the Rights evidenced by this Right Certificate in each case at the option of the Company (i) may be redeemed by the Company at a redemption price of $0.001 per Right or (ii) may be exchanged in whole or in part for Preferred Shares, shares of the Company’s Common Stock, par value $0.01 per share, or other securities of the Company.

No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but, in lieu thereof, a cash payment will be made, as provided in the Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to such stockholder at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of:

HANGER, INC.

By:
Name:
Title:

COMPUTERSHARE INC.

By:
Name:
Title:

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                  Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:

Signature

Signature Guaranteed:

Signatures must be guaranteed by a member or participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program.

The undersigned hereby certifies by checking the appropriate boxes that:

(1) this Right Certificate [  ] is [  ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring person (as such terms are defined pursuant to the Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, it [  ] did [  ] did not acquire the Rights evidenced by this Right Certificate from any Person who or which is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Signature

Form of Reverse Side of Right Certificate — continued

FORM OF ELECTION TO PURCHASE

(To be executed if the holder desires to exercise
the Rights represented by the Right Certificate.)

To: HANGER, INC.

The undersigned hereby irrevocably elects to exercise                Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares (or other securities) be issued in the name of:

Please insert social security
or other identifying number

(Please print name and address)

If such number of Rights shall not be all of the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

(Please print name and address)

Dated:

Signature

Signature Guaranteed:

Signatures must be guaranteed by a member or participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program.

The undersigned hereby certifies by checking the appropriate boxes that:

(1) this Right Certificate [  ] is [  ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring person (as such terms are defined pursuant to the Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, it [  ] did [  ] did not acquire the Rights evidenced by this Right Certificate from any Person who or which is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:

Signature

NOTICE

The signature(s) in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name(s) as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement) and such Assignment or Election to Purchase will not be honored.

Exhibit B to Amendment

Exhibit C

SUMMARY OF RIGHTS TO PURCHASE
PREFERRED SHARES

On February 28, 2016, the Board of Directors of Hanger, Inc., a Delaware corporation (the “Company”), declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share (the “Common Stock”). The dividend was payable on March 10, 2016 to the stockholders of record on March 10, 2016 (the “Record Date”).

For those interested in the specific terms of the Rights Agreement as made between the Company and Computershare Inc., as the Rights Agent, on February 28, 2016 and as amended on June 23, 2017, we provide the following summary description. Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which was filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to a Current Report on Form 8-K dated as of February 28, 2016, and the amendment to the Rights Agreement, which was filed with the SEC as an exhibit to a Current Report on Form 8-K dated as of June 23, 2017. A copy of the Rights Agreement is available free of charge from the Company.

The Rights. Our Board of Directors authorized the issuance of a Right with respect to each outstanding share of Common Stock on the Record Date. The Rights initially trade with, and are inseparable from, the Common Stock. The Rights are evidenced only by certificates that represent shares of Common Stock or, in the case of uncertificated shares of Common Stock, the book-entry account that evidences record ownership of such shares. New Rights accompany any new shares of Common Stock we issue after the Record Date and prior to the earliest of the Distribution Date, the Redemption Date and the expiration date described below.

Exercise Price. Once exercisable, each Right allows its holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Shares”), for $65.00 (the “Purchase Price”), subject to adjustment. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability. The Rights are not exercisable until the close of business on the earlier of (1) the tenth day after the public announcement that a person or group of affiliated or associated persons has acquired or obtained the right or obligation to acquire beneficial ownership of 10% or more of our outstanding Common Stock (the first date of such public announcement, the “Shares Acquisition Date”) or (2) the tenth business day (or such later date as our Board of Directors shall determine) following the commencement of a tender offer or an exchange offer that, if consummated, would result in a person or group becoming an “Acquiring Person.” If a stockholder’s beneficial ownership of our Common Stock as of the time of the public announcement of the Rights Agreement and associated dividend declaration is at or above the applicable threshold (including through entry into certain derivative positions), that stockholder’s then-existing ownership percentage would be grandfathered, but the Rights would become exercisable if at any time after such announcement, the stockholder increases its ownership percentage.

Certain synthetic interests in securities created by derivative positions — whether or not such interests are considered to be ownership of the underlying Common Stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act — are treated as beneficial ownership of the shares of Common Stock if such positions have an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of the Common Stock or a value determined in whole or in part with reference to, or derived in whole or in part from, the value of the Common Stock, and that increases in value as the value of the Common Stock increases or that provides to the holder an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the Common Stock.  Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Agreement are excepted from such imputed beneficial ownership.

We refer to the date when the Rights become exercisable as the “Distribution Date.” Until that date, Common Stock certificates will also evidence the Rights, and any transfer of shares of Common Stock will constitute a transfer of the Rights. After that date, the Rights will separate from our Common Stock and be evidenced by book entry credits or by Rights certificates that we will mail to all eligible holders of Common Stock. Any Rights held by an Acquiring Person are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person.

•                                          Flip In. If a person or group becomes an Acquiring Person, all holders of Rights (other than the Acquiring Person and certain related parties, whose rights automatically become null and void) will have the right to receive, for the Purchase Price, shares of our Common Stock with a market value equal to twice the Purchase Price, based on the market price of our Common Stock prior to such acquisition.

•                                          Flip Over. If our Company is acquired in a merger or similar transaction after the Shares Acquisition Date, all holders of Rights (other than the Acquiring Person and certain related parties, whose rights automatically become null and void) will have the right to receive, for the Purchase Price, shares of the acquiring corporation with a market value equal to twice the Purchase Price, based on the market price of the acquiring corporation’s stock, prior to such merger.

Preferred Share Provisions. Each Preferred Share, if issued:

•                                          will not be redeemable;

•                                          will entitle holders to quarterly dividend payments equal to the greater of (A) $1.00 per share or (B) 1,000 times the aggregate per share amount of all cash dividends and 1,000 times the aggregate per share amount (payable in kind) of all noncash dividends or other distributions declared on shares of Common Stock since the date of payment of the prior quarterly dividend payment;

•                                          will entitle holders upon liquidation either to receive $1,000 per share or an amount equal to 1,000 times the payment made on one share of Common Stock, whichever is greater;

•                                          will have the voting power equal to 1,000 shares of Common Stock; and

•                                          if shares of Common Stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to 1,000 times the payment made on one share of Common Stock.

The value of one one-thousandth interest in a Preferred Share should approximate the value of one share of Common Stock.

Expiration. The Rights will expire on December 31, 2018.

Redemption. In general, the Company may redeem the Rights for $0.001 per Right at any time until the earlier of ten days following the Shares Acquisition Date and the expiration date. If the Company redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of our Common Stock.

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding Common Stock, the Company may exchange the Rights (other than the Rights held by the Acquiring Person and certain related parties, whose rights automatically become null and void) by exchanging one share of Common Stock, or one one-thousandth of a Preferred Share, (or an equivalent security) for each Right, subject to adjustment.

Anti-Dilution Provisions. The Company may adjust the Purchase Price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or Common Stock. No adjustments to the Exercise Price of less than 1% will be made.

Amendments. The terms of the Rights Agreement may be amended by the Company and the Rights Agent without the consent of the holders of the Rights. After the Shares Acquisition Date, however, the Company may not amend the Rights Agreement in a way that materially adversely affects the holders of the Rights (other than the Acquiring Person, any affiliate or associate thereof or any transferee of the Acquiring Person or any affiliate or associate thereof).